Exhibit 99(a)

THE LAZARD FUNDS, INC.

ARTICLES SUPPLEMENTARY

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: The Board of Directors of the Corporation has increased the number of authorized shares of capital stock of the Corporation by one hundred million (100,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share with an aggregate par value of one hundred thousand dollars ($100,000.00) to two billion three hundred fifty million (2,350,000,000) shares with an aggregate par value of two million three hundred fifty thousand dollars ($2,350,000.00).

THIRD: The additional one hundred million (100,000,000) authorized but unissued shares resulting from the foregoing increase have been classified by the Board of Directors of the Corporation as (1) fifty million (50,000,000) shares of Institutional Common Stock of Lazard Developing Markets Equity Portfolio and (2) fifty million (50,000,000) shares of Open Common Stock of Lazard Developing Markets Equity Portfolio.

FOURTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, immediately prior to the foregoing increase is two billion two hundred fifty million (2,250,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million two hundred fifty thousand dollars ($2,250,000), classified as shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each a “Portfolio”), as follows:

Portfolio	Shares Authorized

Lazard U.S. Equity Value Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard U.S. Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 100,000,000

Lazard U.S. Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Lazard U.S. Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Portfolio	Shares Authorized

Lazard U.S. Small Cap Equity Value Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard U.S. Small Cap Equity Growth Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Equity Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock	200,000,000 100,000,000

Lazard U.S. High Yield Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Bond Portfolio Institutional Common Stock	50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Unclassified	250,000,000

Total	2,250,000,000

FIFTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, as increased, is two billion three hundred fifty million (2,350,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share, having an aggregate par value of two million three hundred fifty thousand ($2,350,000.00) dollars, classified as shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each, a “Portfolio”) or remaining unclassified as follows:

Portfolio	Shares Authorized

Lazard U.S. Equity Value Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard U.S. Strategic Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 100,000,000

Lazard U.S. Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	100,000,000 50,000,000

Lazard U.S. Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard U.S. Small Cap Equity Value Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard U.S. Small Cap Equity Growth Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Global Equity Income Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Equity Portfolio Institutional Common Stock Open Common Stock	150,000,000 50,000,000

Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Portfolio	Shares Authorized

Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock	200,000,000 100,000,000

Lazard Developing Markets Equity Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard U.S. High Yield Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Lazard Bond Portfolio Institutional Common Stock	50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock	50,000,000 50,000,000

Unclassified	250,000,000

Total	2,350,000,000

SIXTH: The shares of Institutional Common Stock and Open Common Stock of each Portfolio of the Corporation as classified and reclassified immediately hereby (and all shares of Institutional Common Stock and Open Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)

As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Open Common Stock and Institutional Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation’s stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)	Assets of the Corporation attributable to the Open Common Stock and to the Institutional Common Stock of each Portfolio shall be invested in the same respective Portfolio.
(3)

At such times (which may vary between and among the holders of Institutional Common Stock of the Portfolios) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the Financial Industry Regulatory Authority, and reflected in the pertinent registration statement of the Corporation (the “Registration Statement”), certain of the shares of Institutional Common Stock of each Portfolio may be automatically converted into shares of the Open Common Stock of the respective Portfolio, based on the relative net asset values of such classes at the time of conversion, subject to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement.

(4)

Proceeds from the redemption of a share of Institutional Common Stock or Open Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.

(5)

The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(6)

Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

SEVENTH: The Board of Directors of the Corporation has increased the total number of authorized shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law and has classified additional shares as provided herein under the authority contained in its Charter.

EIGHTH: These Articles Supplementary to the Charter of the Corporation shall become effective at 9:01 a.m. on September 30, 2008.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these presents to be signed as of September 4, 2008 in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE LAZARD FUNDS, INC.

By:	/s/ Nathan A. Paul

Name: Nathan A. Paul
Title: Vice President

WITNESS:

/s/ David A. Kurzweil

Name:	David A. Kurzweil
Title:	Assistant Secretary